Exhibit 99.2

   Westrock | Q1 fy2021 resultsJanuary 28, 2021

 Forward Looking Statements:This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled “Productivity Improvements”, “Update on WestRock Pandemic Action Plan”, “Capital Allocation Priorities”, “Financial Strength Supported by Strong Cash Flow Generation”, “WestRock: Creating Value”, “Key Commodity Annual Consumption Volumes”, and “Mill Maintenance Schedule” that give guidance or estimates for future periods as well as statements regarding, among other things, (i) our expectation that (A) the Florence, SC mill capital project will generate $30 million in EBITDA improvement in FY21 with a run rate of $55 million at full ramp up, (B) our expectation that the Porto Feliz project will generate $10 million in EBITDA improvement in FY21 with a run rate of $30 million at full ramp up, (C) that, with respect to Tres Barras, production will increase to approximately 750,000 tons a year, fiber mix will improve to 100% virgin fiber and we expect annual EBITDA benefit of $70 million when fully ramped up in FY22 and (D) our expectation that run rate synergies from the KapStone acquisition will grow to more than $240 million by the end of FY21 and (E) that annual EBITDA at the North Charleston, SC mill will increase by $40 million; (ii) that we expect to add $125 million of EBITDA in FY21 as a result of the productivity improvement projects listed on slide 20; (iv) that the Pandemic Action Plan is on track to achieve approximately $1 billion of savings through calendar 2021 and is expected to lead to meaningful debt reduction as set forth on slide 10; (v) that we expect to invest $800 to $900 million in capital investments in FY21; (vi) that we intend to invest to further enhance our cost position while pursuing growth opportunities; that we have an annual capex target of $900 million to $1 billion; (vii) that we have near-term priorities of reducing debt levels and returning to a net leverage ratio of 2.25x to 2.5x and returning capital to stockholders through a competitive annual dividend; (viii) that we have medium-term priorities of maintaining a net leverage ratio of 2.25x to 2.5x, paying a competitive and growing dividend supplemented with opportunistic share repurchases and targeted M&A opportunities focused on improving vertical integration; (ix) that the WestRock Pandemic Action Plan is expected to provide approximately $1 billion of cash available for debt reduction through the end of calendar 2021 in addition to ongoing cash generation; (x) that we have a road map to return to our targeted leverage ratio range of 2.25x to 2.5x; and (xi) the key commodity annual consumption volumes on slide 22. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential” and “forecast,” and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. WestRock’s businesses are subject to a number of risks that would affect any such forward-looking statements, including, among others, developments related to the COVID-19 pandemic, including the severity, magnitude and duration of the pandemic, negative global economic conditions arising from the pandemic, impacts of governments’ responses to the pandemic on our operations, impacts of the pandemic on commercial activity, our customers and consumer preferences and demand, supply chain disruptions, and disruptions in the credit or financial markets; decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; our ongoing assessment of the recent ransomware incident, adverse legal, reputational and financial effects on us resulting from the incident or additional cyber incidents and the effectiveness of our business continuity plans during the ransomware incident; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as hurricanes or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair; risks associated with integrating KapStone’s operations into our operations and our ability to realize anticipated synergies and productivity improvements; risks associated with completing our strategic capital projects on the anticipated timelines and realizing our anticipated EBITDA improvements; benefits that we expect to realize from actions that we are taking and plan to take in response to COVID-19; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management’s assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2020. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.Non-GAAP Financial Measures:We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies.We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of the investment decision.   Forward Looking Statements; Non-GAAP Financial Measures  2

   3  Update on Ransomware Incident  Ransomware attack was detected on Saturday, January 23rd Immediately implemented business continuity processes and response containment protocolsMost mills and converting locations continue to run and deliver for our customersSome sites have used manual methods to process and ship ordersFocused on responding to customer needs with transparent communicationsWe currently have no evidence that our customers’ or teammates’ data has been compromised

4

PORTO FELIZ, BRAZIL Box Plant

Q1 FY21 KEY HIGHLIGHTS

- Consumer habits and preferences driving increased demand for sustainable fiber-based packaging
- Packaging volumes increased 5% over last year
- Progress on strategic capital projects at Florence, SC and Tres Barras, Brazil
- Adjusted Free Cash Flow of $562 million; $1.6 billion in last 12 months(1)
- Adjusted Net Debt reduction of $489 million; Net Leverage Ratio of 2.86x(1)

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

WestRock

   5  Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.Numbers are approximate and as of December 31, 2020.          FIRST QUARTER    $ in millions  FY21  FY20  Net Sales  $4,402  $4,424  Adjusted Segment Income(1)  $306  $308  Adjusted Segment EBITDA(1)  $670  $675  % Margin(1)  15.2%  15.3%  Capital Expenditures  $171  $375  Adjusted Free Cash Flow(1)  $562  $79  Adjusted Earnings Per Diluted Share(1)  $0.61  $0.58  Q1 Fy21 WestRock Results  Packaging volumes increased 5% offset by lower paper shipments Earnings exceeded the top end of our guidance rangeStrong cash flow generation and debt reductionStrong supply/demand conditions and pricing momentum heading into Q2 FY21    31  230  200  MILLS  CONVERTING FACILITIES  PACKAGING DISTRIBUTION SITES  4,150  50,000  MACHINERY SOLUTIONS INSTALLED  TEAMMATES  Q1 Highlights  Operations(2)

WESTROCK OVERVIEW

Q1 FY21 SALES BY END MARKET[1]


DISTRIBUTION, INDUSTRIAL & OTHER
31%
FOOD & BEVERAGE
46%
PACKAGING SALES
$3.2 BILLION
73%
OF TOTAL SALES
10%
BEAUTY & HEALTHCARE
13%
RETAIL & E-COMMERCE


SPECIALTY SBS, EXPORT CONTAINERBOARD & OTHER
32%
PAPER SALES
$1.2 BILLION
27%
OF TOTAL SALES
68%
DOMESTIC CONTAINERBOARD, KRAFT PAPER, FOOD AND BEVERAGE

KEY TAKEAWAYS

- Resilient and growing packaging volumes during pandemic
- Reduced shipments to lower margin export containerboard and specialty SBS markets
- Improving price environment with recently published increases across most major paper grades

TOTAL VOLUME BY QUARTER[2]

(MILLIONS OF TONS)


3.65
1.76
1.90
Q1 FY20
3.57
1.58
2.00
Q1 FY21
PAPER
PACKAGING

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix
2) Tons do not sum due to rounding

6

WestRock

PACKAGING DELIVERING MORE FOR CUSTOMERS AND CONSUMERS

E-COMMERCE SOLUTIONS

THE HOME DEPOT

Safety transports horticulture products to consumers


THIS END UP
THIS END UP
LIVE PLANTS

SUSTAINABLE PACKAGING

HEINZ ECO-FRIENDLY SLEEVE MULTIPACK

Fiber-based collar replaces plastic


HEINZ
TOMATO

SAFETY PACKAGING

TITAN FARMS

Fiber-based, auto-bottom style offers ventilation and product protection nature's Peach
PREMIUM HARVEST

DIGITAL PACKAGING

GENERAL MOTORS

Consumer counterfeit protection throughout supply chain


ACDelco
ACDelco
ENGINE AIR FILTER
ACDelco
CORRECT MATCH! (physical)
CORRECT LOCATION! (digital)
AUTHENTICATION VERIFIED!

AUTOMATION SOLUTIONS

CLUSTER-PAK® ULTIMA AND EVOTECH™

High-speed, flexible packaging machines



7

WestRock

Q1 FY21 CORRUGATED PACKAGING RESULTS

$ IN MILLIONS	FIRST QUARTER FY21	FIRST QUARTER FY20
Net Sales	$2,865	$2,910
Adjusted Segment Income[(1)]	$226	$277
Adjusted Segment EBITDA[(1)]	$458	$508
% Margin[(1)]	16.5%	18.1%
North American Adjusted Segment EBITDA Margin[(1)]	18.2%	19.3%
Brazil Adjusted Segment EBITDA Margin[(1)]	9.1%	20.4%

Q1 HIGHLIGHTS

- Record N.A. Corrugated box shipments with 8% year-over-year increase on a per day basis
- Lower N.A. margins driven by higher OCC costs and the impact of previously published price declines partially offset by strong productivity gains
- Implementing published price increases
- Tres Barras planned maintenance outage to support mill upgrade resulted in approximately $15 million of lower earnings

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

8

WestRock

Q1 FY21 CONSUMER PACKAGING RESULTS

	FIRST QUARTER	
$ IN MILLIONS	FY21	FY20
Net Sales	$1,595	$1,537
Adjusted Segment Income[(1)]	$103	$49
Adjusted Segment EBITDA[(1)]	$234	$184
% Margin[(1)]	14.7%	12.0%

Q1 HIGHLIGHTS

- Sales growth of 3.8% driven by strength in paper and packaging shipments to food and beverage as well as continued strength in healthcare
- Supply/demand conditions improving – backlogs increasing, published PPW price increases
- Sales mix improved with strong packaging shipments and lower mix of SBS and pulp shipments
- Productivity efforts across mill and converting system contributed to improved results

9

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

WestRock

   Update on Westrock pandemic action plan  Reduced Adjusted Net Debt by more than $1.3 billion over past twelve months(1)Pandemic Action Plan has generated over $600 million in additional cash used for debt repayment; on track to achieve approximately $1 billion through end of calendar 2021  Strong Cash Generation with Meaningful Debt Reduction  Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix  10  (1)  (1)

FY21 UPDATE

- Growing packaging demand
- Implementing published price increases
- Strategic capital investments nearly complete and benefits ramping up
- Strong cash flow generation
  - Five consecutive years of greater than $1 billion in Adjusted Free Cash Flow[(1)]
  - Over **$1.6 billion** in Adjusted Free Cash Flow during the trailing twelve months as of Q1 FY21[(1)]
- Road map to return Net Leverage Ratio to **targeted range of 2.25x to 2.50x**[(1)]

11

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Forward-looking Guidance in the Appendix.

WestRock

CAPITAL ALLOCATION PRIORITIES

NEAR-TERM FOCUS ON DEBT REDUCTION AND ORGANIC INVESTMENTS

CAPITAL INVESTMENT

NEAR TERM – 1 TO 2 YEARS

- Completing Florence and Tres Barras mill upgrades
- \$800 - \$900 million of capital investment projected in FY21

MEDIUM TERM – 2 YEARS+

- Invest to further enhance cost position while pursuing growth opportunities
- Annual CAPEX target of \$900 million to \$1 billion

PRIORITIES

NEAR TERM – 1 TO 2 YEARS

- Reduce debt levels and return Net Leverage Ratio to target of 2.25x to 2.5x[(1)]
- Return capital to stockholders through competitive dividend

MEDIUM TERM – 2 YEARS+

- Maintain targeted Net Leverage Ratio[(1)]
- Pay a competitive and growing dividend supplemented with opportunistic share repurchases
- Targeted M&A opportunities focused on improving vertical integration

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Forward-looking Guidance in the Appendix.

12

WestRock

FINANCIAL STRENGTH SUPPORTED BY STRONG CASH FLOW GENERATION

STRONG CASH FLOW GENERATION

ADJUSTED FREE CASH FLOW HAS EXCEEDED $1 BILLION EACH YEAR SINCE FY16[1]

ADJUSTED FREE CASH FLOW[1]
($ IN BILLIONS)



$1.0
$1.2
$1.5
$1.0
$1.2
$1.6
FY16
FY17
FY18
FY19
FY20
Q1 FY21 TTM

LIMITED NEAR-TERM FUNDING NEEDS

MINIMAL NEAR-TERM DEBT MATURITIES

DEBT MATURITY PROFILE[2]
($ IN MILLIONS)



Other
Revolvers
Term Loans
Bonds
$47
$453
$822
FY21
FY22
FY23

MAINTAINING SIGNIFICANT LIQUIDITY

APPROXIMATELY $3.4 BILLION OF AVAILABLE LONG-TERM COMMITTED LIQUIDITY AND CASH[2]

- Strong access to both public debt and bank debt markets
- Moody's and S&P maintaining investment grade rating

FOCUS ON DEBT REDUCTION

ROAD MAP TO RETURNING TO TARGETED LEVERAGE RATIO RANGE OF 2.25x TO 2.5x[3]

- Reduced Adjusted Net Debt by more than $1.3 Billion in last twelve months[3]
- Pandemic Action Plan expected to provide approx. $1 billion of cash available for debt reduction through end of calendar 2021 in addition to ongoing cash generation

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures in the Appendix.
2) As of December 31, 2020.
3) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

13

WestRock

   WestRock:Creating Value  Reducing Debt And NET Leverage ratio  Generating Strong Cash Flows  Capturing the benefits of Strategic capital projects  Well positioned to meet customers’ needs   Improving Demand for packaging   14

 15  Appendix

 Non-GAAP Financial Measures  Adjusted Earnings Per Diluted ShareWe use the non-GAAP financial measure “adjusted earnings per diluted share,” also referred to as “adjusted earnings per share” or “Adjusted EPS”, because we believe this measure provides our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance since it excludes restructuring and other costs, net, and other specific items that we believe are not indicative of our ongoing operating results. Our management and board of directors use this information to evaluate our performance relative to other periods. We believe the most directly comparable GAAP measure is Earnings per diluted share.Adjusted Operating Cash Flow and Adjusted Free Cash FlowWe use the non-GAAP financial measures “adjusted operating cash flow” and “adjusted free cash flow” because we believe these measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance relative to other periods because they exclude restructuring and other costs, net of tax, that we believe are not indicative of our ongoing operating results. While these measures are similar to adjusted free cash flow, we believe they provide greater comparability across periods when capital expenditures are changing since they exclude an adjustment for capital expenditures. We believe adjusted free cash flow is also a useful measure as it reflects our cash flow inclusive of capital expenditures. We believe the most directly comparable GAAP measure is net cash provided by operating activities. Adjusted Segment Income, Adjusted Segment EBITDA and Adjusted Segment EBITDA MarginsWe use the non-GAAP financial measures “adjusted segment income”, “adjusted segment EBITDA” and “adjusted segment EBITDA margins”, along with other factors, to evaluate our segment performance against our peers. We believe that investors use these measures to evaluate our performance relative to our peers. We calculate adjusted segment income for each segment by adding segment income to certain adjustments and calculate “adjusted segment EBITDA” by further adding depreciation, depletion and amortization. We calculate adjusted segment EBITDA margin for each segment by dividing that segment’s adjusted segment EBITDA by its adjusted segment sales. Leverage Ratio, Net Leverage Ratio, Total Funded Debt and Adjusted Total Funded DebtWe use the non-GAAP financial measures “leverage ratio” and “net leverage ratio” as measurements of our operating performance and to compare to our publicly disclosed target leverage ratio. We believe investors use each measure to evaluate our available borrowing capacity – in the case of “net leverage ratio”, adjusted for cash and cash equivalents. We define leverage ratio as our Total Funded Debt divided by our Credit Agreement EBITDA, each of which term is defined in our credit agreement, dated July 1, 2015. Borrowing capacity under our credit agreement depends on, in addition to other measures, the Credit Agreement Debt/EBITDA ratio or the leverage ratio. As of December 31, 2020, our leverage ratio was 2.95 times. While the leverage ratio under our credit agreement determines the credit spread on our debt, we are not subject to a leverage ratio cap. Our credit agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined therein. We define “Adjusted Total Funded Debt” as our Total Funded Debt less cash and cash equivalents. Net Leverage Ratio is the product of Adjusted Total Funded Debt divided by our Credit Agreement EBITDA. As of December 31, 2020, our net leverage ratio was 2.86 times. Adjusted Net DebtWe use the non-GAAP financial measure “adjusted net debt” to measure our level of debt across periods. We define adjusted net debt as total debt as reduced by items such as cash and cash equivalents, the fair value of debt step-up, and adjusted for the impact of the October 1, 2019 lease standard adoption, to reflect comparability across periods. Forward-looking GuidanceWe are not providing a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, merger and acquisition-related expenses, restructuring expenses, asset impairments, litigation settlements, changes to contingent consideration and certain other gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.  16

           Q1 Year OVER YEAR BRIDGES  17  Adjusted Segment EBITDA(1) ($ in millions)  WESTROCK  CORRUGATED  CONSUMER  Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.  -$5  -$50  +$50

           Q1 SEQUENTIAL BRIDGES  18  Adjusted Segment EBITDA(1) ($ in millions)  WESTROCK  CORRUGATED  CONSUMER  Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.  -$51  -$55  +$11

WESTROCK SERVES DIVERSE END MARKET SEGMENTS

N.A. CORRUGATED PACKAGING


WestRock Shipments by End Market Segment(1)
Beverage & Other 3%
Bakery 5%
Dairy 5%
Pizza 6%
Protein 8%
Agriculture/ Produce 10%
Industrial 12%
Distribution & Paper 15%
Processed Foods 16%
Retail & E-commerce 20%

1) Represents WestRock trailing twelve-month Q1 FY21 sales of North American corrugated boxes, excluding sheets

CONSUMER PACKAGING SEGMENT


WestRock Shipments by End Market Segment(2)
Other 13%
Healthcare 3%
Beauty & Personal Care 4%
Liquid Packaging 5%
Tobacco 6%
Commercial Print 6%
Foodservice 10%
Beverage 16%
Retail Food 37%

2) Represents WestRock trailing twelve-month Q1 FY21 sales of converted shipments and paperboard shipped to end markets.

19

WestRock

FLORENCE, SOUTH CAROLINA, PAPER MACHINE

PRODUCTIVITY IMPROVEMENTS

FLORENCE

- Replacement of three paper machines with one 710,000-ton machine
- Successful start-up of machine in Q1 FY21
- Expect to generate $30 million in EBITDA improvement in FY21 with run rate of $55 million at full ramp up

PORTO FELIZ

- One of the largest box plants in the Americas
- Current run-rate of approximately 250 MMSF per month, over 60% of design capacity
- Expect to generate $10 million in EBITDA improvement in FY21 with run rate of $30 million at full ramp up

TRES BARRAS

- Successful completion of major outage in Q1 FY21
- Production will increase to approximately 750,000 tons a year
- Fiber mix will improve to 100% virgin fiber (mix of eucalyptus and pine) from approx. 80% virgin / 20% recycled
- Expect annual EBITDA benefit of $70 million when fully ramped up in FY22

KAPSTONE

- Current synergy run rate of $200 million, including North Charleston, with expected run-rate synergies to grow to $240+ million by end of FY21, including North Charleston
- North Charleston, SC mill reconfiguration reduced capacity by 288,000 tons and will increase annual EBITDA by $40 million

EXPECT TO ADD $125 MILLION OF EBITDA IN FY21

20

WestRock

 21    Q1  Q2  Q3  Q4  Full Year  FY21 Maintenance  79  55  118  2  254  FY20 Maintenance  110  87  21  88  306  North American Corrugated Packaging    Q1  Q2  Q3  Q4  Full Year  FY21 Maintenance  26  16  21  2  65  FY20 Maintenance  36  18  0  14  68  Consumer Packaging  Note: North American Corrugated Packaging FY21 maintenance downtime excludes 48,000 tons of mill downtime in Brazil during Q1 FY21 from the Tres Barras mill upgrade   Mill Maintenance Schedule (tons in thousands)

KEY COMMODITY ANNUAL CONSUMPTION VOLUMES

Approx. FY21 Annual Consumption Volumes

Commodity Category	Volume
Recycled Fiber (tons millions)	5.5
Wood (tons millions)	43
Natural Gas (MMBTU)	90
Electricity (kwh billions)	5.8
Polyethylene (lbs millions)	39
Caustic Soda (tons thousands)	245
Starch (lbs millions)	586

Sensitivity Analysis

Category	Increase in Spot Price	Approx. Annual EPS Impact
Recycled Fiber (tons millions)	+$10.00 / ton	($0.15)
Natural Gas (MMBTU)	+$0.25 / MMBTU	($0.06)
FX Translation Impact	+10% USD Appreciation	($0.05)

WestRock

22

23  Shipment Data  Combined North America, Brazil and India shipments.

 24  Adjusted Net Income and Adjusted Earnings Per Diluted Share Reconciliation  The GAAP results for Pre-Tax, Tax, Net of Tax and EPS are equivalent to the line items “Income before income taxes", "Income tax expense“, "Consolidated net income“ and “Earnings per diluted share”, respectively, as reported on the statements of income.The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is primarily interest income.

 25  Adjusted Net Income and Adjusted Earnings Per Diluted Share Reconciliation  The GAAP results for Pre-Tax, Tax, Net of Tax and EPS are equivalent to the line items “Income before income taxes", "Income tax expense“, "Consolidated net income“ and “Earnings per diluted share”, respectively, as reported on the statements of income.The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is primarily interest income.

 26  Adjusted Operating Cash Flow and Free Cash Flow Reconciliation

 27  Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment Income(1)  Segment EBITDA Margins are calculated using Segment / Net sales, Corrugated Packaging and Consumer Packaging Adjusted Segment EBITDA Margins are calculated using Adjusted Segment Sales; the Consolidated Adjusted Segment EBITDA Margin is calculated using Segment / Net sales.Segment income includes pension and other postretirement income (expense).See the Adjusted Net Income table on slide 24 for adjustments.

 28  Corrugated Packaging Adjusted Segment EBITDA(1)  Segment EBITDA Margins are calculated using Segment sales and Adjusted Segment EBITDA Margins are calculated using Adjusted Segment Sales.The “Other” column includes our Victory Packaging and India corrugated operations.Segment income includes pension and other postretirement income (expense).See the Adjusted Net income table on slide 24 for adjustments.

 29  Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment Income(1)  Segment EBITDA Margins are calculated using Segment / Net sales, Corrugated Packaging and Consumer Packaging Adjusted Segment EBITDA Margins are calculated using Adjusted Segment Sales; the Consolidated Adjusted Segment EBITDA Margin is calculated using Segment / Net sales.Segment income includes pension and other postretirement income (expense).See the Adjusted Net Income table on slide 25 for adjustments.

 30  Corrugated Packaging Adjusted Segment EBITDA(1)  Segment EBITDA Margins are calculated using Segment sales and Adjusted Segment EBITDA Margins are calculated using Adjusted Segment Sales.The “Other” column includes our Victory Packaging and India corrugated operations.Segment income includes pension and other postretirement income (expense).See the Adjusted Net income table on slide 25 for adjustments.

 31  Reconciliation of Net Income to Adjusted Segment EBITDA  Schedule adds back expense or subtracts income for certain financial statement and segment footnote items to compute segment income, Segment EBITDA and Adjusted Segment EBITDA.Segment income includes pension and other postretirement income (expense).See the Adjusted Net Income tables on slides 24 and 25 for adjustments.

 32  Reconciliation of Q1 FY21 Packaging Solutions Sales to Consolidated Net Sales

 33  TTM Credit Agreement EBITDA  Total Debt, Funded Debt and Leverage Ratio  Additional Permitted Charges includes among other items, $1,333 million of non-cash goodwill impairment charges in TTM Dec. 2020, permitted acquisition EBITDA in TTM Dec. 2018, and restructuring and other costs in all periods.

 34  Adjusted Net Debt  Adjusts for the October 1, 2019 lease standard adoption as codified in ASC 842 that caused us to recharacterize a short-term and long-term liability for two chip mills to a finance lease obligation.